Exhibit 99.2

Non-GAAP Financial Measures – Additional Information

We use non-GAAP financial information and believe it is useful to investors as it provides additional information to facilitate comparisons of historical operating results, identify trends in our underlying operating results, and provide additional insight and transparency on how we evaluate our business. We use non-GAAP financial measures to budget, make operating and strategic decisions and evaluate our performance. We have detailed below the adjustments that we make in our non-GAAP financial measures that were affected by the partial sale of an equity method investment in JDEP as well as the sale of a business in Argentina and the expiration of our KHC license agreement to produce and sell Kraft mayonnaise. Our adjustments generally fall within the following categories: acquisition & divestiture activities, gains and losses on intangible asset sales and non-cash impairments, major program restructuring activities, constant currency and related adjustments, major program financing and hedging activities and other major items affecting comparability of operating results. We believe the non-GAAP measures should always be considered along with the related U.S. GAAP financial measures.

The definitions of our non-GAAP financial measures did not change because of the partial sale of an equity method investment in JDEP, the sale of a business in Argentina or the expiration of our KHC license agreement to produce and sell Kraft mayonnaise. For all periods presented in this Form 8-K, our non-GAAP financial measures for Organic Net Revenue, Adjusted Gross Profit, Adjusted Operating Income and Adjusted EPS are defined below. As new events or circumstances arise, these definitions could change over time. When definitions change, we provide the updated definitions and present the related non-GAAP historical results on a comparable basis (1).

Organic Net Revenue – defined as net revenues excluding the impacts of acquisitions, divestitures (2), and currency rate fluctuations (3). We believe that Organic Net Revenue provides improved comparability of underlying operating results.

Adjusted Gross Profit – defined as gross profit excluding the impacts of the Simplify to Grow Program (4); divestiture-related costs (5); acquisition integration costs (6); the operating results of divestitures (2); mark-to-market impacts from commodity, forecasted currency and equity method investment transaction derivative contracts (7); incremental costs due to the war in Ukraine (8); and the impact from pension participation changes (9). We also present “Adjusted Gross Profit margin,” which is subject to the same adjustments as Adjusted Gross Profit. We believe that Adjusted Gross Profit and Adjusted Gross Profit margin provide improved comparability of underlying operating results. We also evaluate growth in the company’s Adjusted Gross Profit on a constant currency basis (3).

Adjusted Operating Income and Adjusted Segment Operating Income – defined as operating income (or segment operating income) excluding the impacts of the items listed in the Adjusted Gross Profit definition as well as gains or losses (including non-cash impairment charges) on goodwill and intangible assets; divestiture (2) or acquisition gains or losses, acquisition-related costs, and acquisition integration costs and contingent consideration adjustments (6); remeasurement of net monetary position (10); impacts from resolution of tax matters (11); initial impacts from enacted tax law changes (12); and costs associated with the JDE Peet’s transaction. We also present “Adjusted Operating Income margin” and “Adjusted Segment Operating Income margin,” which are subject to the same adjustments as Adjusted Operating Income and Adjusted Segment Operating Income. We believe that Adjusted Operating Income, Adjusted Segment Operating Income, Adjusted Operating Income margin and Adjusted Segment Operating Income margin provide improved comparability of underlying operating results. We also evaluate growth in the company’s Adjusted Operating Income and Adjusted Segment Operating Income on a constant currency basis (3).

Adjusted EPS – defined as diluted EPS attributable to Mondelēz International from continuing operations excluding the impacts of the items listed in the Adjusted Gross Profit and Adjusted Operating Income definitions as well as losses on debt extinguishment and related expenses; gains or losses on interest rate swaps no longer designated as accounting cash flow hedges due to changed financing and hedging plans; net earnings from divestitures (2); and gains or losses on equity method investment transactions. Similarly, within Adjusted EPS, our equity method investment net earnings exclude our proportionate share of our investees’ significant operating and non-operating items (13). We believe that Adjusted EPS provides improved comparability of underlying operating results. We also evaluate growth in our Adjusted EPS on a constant currency basis (3).

(1)

When items no longer impact our current or future presentation of non-GAAP operating results, we remove these items from our non-GAAP definitions. In the first quarter of 2022, we added to the non-GAAP definitions the exclusion of incremental costs due to the war in Ukraine (refer to footnote (8) below), and in the second quarter of 2022, we added to the non-GAAP definitions the exclusion of costs incurred associated with our publicly announced processes to sell businesses (refer to footnote (5) below).

(2)

Divestitures include completed sales of businesses, exits of major product lines upon completion of a sale or licensing agreement and the partial or full sale of an equity method investment such as Keurig Dr Pepper Inc. (“KDP”) or JDE Peet’s. As we record our share of KDP and JDE Peet’s ongoing earnings on a one-quarter lag basis, any KDP or JDE Peet’s ownership reductions are reflected as divestitures within our non-GAAP results the following quarter.

(3)

Constant currency operating results are calculated by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate the financial statements in the comparable prior-year period to determine what the current-period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.

(4)

Non-GAAP adjustments related to the Simplify to Grow Program reflect costs incurred that relate to the objectives of our program to transform our supply chain network and organizational structure. Costs that do not meet the program objectives are not reflected in the non-GAAP adjustments.

(5)

Divestiture-related costs, which includes costs incurred in relation to the preparation and completion of our divestitures as defined in footnote (2), also includes costs incurred associated with our publicly announced processes to sell businesses. We exclude these items to better facilitate comparisons of our underlying operating performance across periods.

(6)

Acquisition integration costs and contingent consideration adjustments include one-time costs related to the integration of acquisitions as well as any adjustments made to the fair market value of contingent compensation liabilities that have been previously booked earn-outs related to acquisitions that do not relate to employee compensation expense. We exclude these items to better facilitate comparisons of our underlying operating performance across periods.

(7)

We exclude unrealized gains and losses (mark-to-market impacts) from outstanding commodity and forecasted currency and equity method investment transaction derivative contracts from our non-GAAP earnings measures. The mark-to-market impacts of commodity and forecasted currency transaction derivatives are excluded until such time that the related exposures impact our operating results. Since we purchase commodity and forecasted currency transaction contracts to mitigate price volatility primarily for inventory requirements in future periods, we make this adjustment to remove the volatility of these future inventory purchases on current operating results to facilitate comparisons of our underlying operating performance across periods. We exclude equity method investment transaction derivative contract settlements as they represent protection of value for future divestitures.

(8)

In February 2022, Russia began a military invasion of Ukraine, and we stopped our production and closed our facilities in Ukraine. We began to incur incremental costs directly related to the war including asset impairments, such as property and inventory losses, higher expected allowances for uncollectible accounts receivable and committed compensation. We have isolated and exclude these costs and related impacts from our operating results to facilitate evaluation and comparisons of our ongoing results. Incremental costs related to increasing operations in other primarily European facilities are not included with these costs.

(9)

The impact from pension participation changes represents the charges incurred when employee groups are withdrawn from multiemployer pension plans and other changes in employee group pension plan participation. We exclude these charges from our non-GAAP results because those amounts do not reflect our ongoing pension obligations. See Note 10, Benefit Plans, in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, for more information on the multiemployer pension plan withdrawal.

(10)

In connection with our applying highly inflationary accounting for Argentina (beginning in the third quarter of 2018) and Türkiye (beginning in the second quarter of 2022), we exclude the related remeasurement gains or losses related to remeasuring net monetary assets or liabilities denominated in the local currency to the U.S. dollar during the periods presented to be consistent with our prior accounting for these remeasurement gains/losses for Venezuela when it was subject to highly inflationary accounting prior to deconsolidation in 2015.

(11)	Refer to Note 12, Commitments and Contingencies – Tax Matters, in our Annual Report on Form 10-K for the year ended December 31, 2021, for additional information.
(12)

We have excluded the initial impacts from enacted tax law changes. Initial impacts include items such as the remeasurement of deferred tax balances and the transition tax from the 2017 U.S. tax reform. Previously, we only excluded the initial impacts from more material tax reforms, specifically the impacts of the 2019 Swiss tax reform and 2017 U.S. tax reform. We exclude initial impacts from enacted tax law changes from our Adjusted EPS as they do not reflect our ongoing tax obligations under the enacted tax law changes. Refer to our Annual Report on Form 10-K for the year ended December 31, 2021, for more information on the impact of Swiss and U.S. tax reform.

(13)

We have excluded our proportionate share of our equity method investees’ significant operating and non-operating items, such as acquisition and divestiture related costs, restructuring program costs and initial impacts from enacted tax law changes, in order to provide investors with a comparable view of our performance across periods. Although we have shareholder rights and board representation commensurate with our ownership interests in our equity method investees and review the underlying operating results and significant operating and non-operating items with them each reporting period, we do not have direct control over their operations or resulting revenue and expenses. Our use of equity method investment net earnings on an adjusted basis is not intended to imply that we have any such control. Our GAAP “diluted EPS attributable to Mondelēz International from continuing operations” includes all of the investees’ significant operating and non-operating items.

We believe that the presentation of these non-GAAP financial measures, when considered together with our U.S. GAAP financial measures and the reconciliations to the corresponding U.S. GAAP financial measures, helps provide a more complete understanding of the factors and trends affecting our business than could be obtained absent these disclosures. Because non-GAAP financial measures vary among companies, the non-GAAP financial measures presented in this report may not be comparable to similarly titled measures used by other companies. Our use of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for any U.S. GAAP financial measure. A limitation of the non-GAAP financial measures is they do not include all items of income and expense that affect us and have an impact on our U.S. GAAP reported results. The best way to address this limitation is by evaluating our non-GAAP financial measures in combination with our U.S. GAAP reported results and carefully evaluating the reconciliations of U.S. GAAP reported figures to the non-GAAP financial measures.